UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): May 7, 2015

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)

915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5    Corporate Governance and Management
Item 5.07    Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Fox Factory Holding Corp. (the “Company”) was held on May 7, 2015, at 1:00 p.m. Pacific Daylight Time. A total of 37,121,802 shares of the Company's common stock were entitled to vote as of March 12, 2015, the record date for the Annual Meeting. A total of 32,478,168 shares of the Company's common stock were present or represented by proxy at the meeting, representing approximately 87.49% of the shares outstanding and entitled to vote at the Annual Meeting, thus providing a quorum.

Set forth below are the matters acted upon by the stockholders and the number of votes with respect to each proposal, as certified by the inspector of elections.

Proposal No. 1: Election of Directors
The Company's stockholders elected Carl Nichols and Ted Waitman to serve on the Company's Board of Directors as Class II directors, for a three year term, ending at the 2018 Annual Meeting, by the votes indicated below:

Director Nominee	For	Withheld	Broker Non-Votes
Carl Nichols	31,245,477	512,360	720,331
Ted Waitman	31,109,832	648,005	720,331

Proposal No. 2: Ratification of Appointment of Independent Public Accountants
The appointment of Grant Thornton LLP as the Company's independent public accountants for the fiscal year ending December 31, 2015 was ratified by the Company’s stockholders by the votes indicated below:

For	Against	Abstain	Broker Non-Votes
32,284,545	181,938	11,685	0

For more information regarding Proposals 1 and 2, please refer to the Company's definitive proxy statement, as filed with the Securities and Exchange Commission on March 23, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fox Factory Holding Corp.
Date:	May 12, 2015	By:	/s/ Zvi Glasman
Zvi Glasman
Chief Financial Officer and Treasurer